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                                                                    EXHIBIT 23.1



                     [ON LETTERHEAD OF ARTHUR ANDERSEN LLP]








                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



  Household International, Inc.
  Household Capital Trust VII:

  As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 (registration numbers 333-70744 and 333-7074401), relating to the offering of up to 12,000,000 shares of Trust Preferred Securities of Household Capital Trust VII and Junior Subordinated Deferrable Interest Notes of Household International, Inc filed with the Securities and Exchange Commission on October 2, 2001, as amended by Amendment No. 1 thereto filed on or about October 23, 2001, of our report dated January 15, 2001, included in Household International, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000, and to all references to our Firm included in this registration statement.


  /s/ ARTHUR ANDERSEN LLP



  Chicago, Illinois
  October 23, 2001